SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2003

                       Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22957 Commission File Number	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number (including area code): (360) 693-6650

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

            On June 25, 2003, Riverview Bancorp, Inc., parent company of Riverview Community Bank, announced that it had received approval from the Office of Thrift Supervision to acquire Today's Bancorp, Inc., parent company of Today's Bank, Vancouver, Washington. The transaction remains subject to certain conditions.

            For additional information, reference is made to the press release of Riverview Bancorp, Inc. dated June 25, 2003, attached hereto as Exhibit 99, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibit

            99             Press Release of Riverview Bancorp, Inc. dated June 25, 2003.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW BANCORP, INC.

DATE: June 25, 2003	By: /s/ Patrick Sheaffer Patrick Sheaffer Chairman and Chief Executive Officer

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Exhibit 99

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Riverview Bancorp, Inc. Receives Regulatory Approval to Acquire Today's Bancorp, Inc.

VANCOUVER, WA - June 25, 2003 - Riverview Bancorp, Inc. (Nasdaq: RVSB), parent company of Riverview Community Bank, Vancouver, Washington, announced today that it has received approval from the Office of Thrift Supervision to acquire Today's Bancorp, Inc., parent of Today's Bank, Vancouver, Washington. The merger was overwhelmingly approved by the shareholders of Today's Bancorp at a special meeting of shareholders that was held on June 5, 2003. It is anticipated that the transaction will close in July 2003.

"We're gratified that the regulators have approved the transaction. We will be mailing documents to Today's shareholders as soon as possible and anticipate closing in late July," said Pat Sheaffer, President and Chief Executive Officer of Riverview Bancorp.

Today's Bancorp is the bank holding company for Today's Bank. Today's Bank, which began operations in 1999, operates out of four offices in Vancouver, Washington. At December 31, 2002, Today's Bancorp had total assets of $122 million, total deposits of $113 million and shareholders equity of $8.7 million.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With $420 million in assets, it's the parent company of Riverview Community Bank, Riverview Asset Management Corp. and Riverview Mortgage, a division of the bank. Excluding the Today's Bancorp, there are 12 Southwest Washington branch locations, including eight in Clark County - the fastest growing county in the state. Riverview offers true community banking, focusing on providing the highest quality service and financial products to commercial and retail customers.

Forward-Looking Statements

This news release contains certain forward-looking statements about the proposed merger of Riverview Bancorp and Today's Bancorp. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Riverview Bancorp and Today's Bancorp, changes in asset quality, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Riverview Bancorp and Today's Bancorp are engaged, and changes in the securities markets. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts:	Pat Sheaffer or Ron Wysaske,
Riverview Bancorp 360-693-6650
Dan Heine,
Today's Bancorp, Inc., 360-258-6329

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